Exhibit 10.34

Amendments to the PepsiCo Executive Income Deferral Program

(effective December 30, 2006)

1.

Section 5.02(b)(2) of the PepsiCo Executive Income Deferral Program, effective January 1, 2005 (referred to as the “409A Program”) is hereby amended by replacing the current text in its entirety with the following:

Phantom AFR Fund: Participant Accounts invested in this phantom option accrue a return based upon an interest rate that is 120% of the applicable Federal long-term rate (pursuant to Code Section 1274(d) or any successor provision) applicable for annual compounding, as published by the U.S. Internal Revenue Service from time to time. Returns accrue for each month based upon 120% of the applicable Federal long-term rate (applicable for annual compounding) in effect on the first business day of each month and are compounded annually. An amount deferred or transferred into this option is credited with the applicable rate of return beginning with the date as of which the amount is treated as invested in this option by the Plan Administrator.

2.	The occurrence of “Phantom Prime Rate Fund” in Section 5.03 of the 409A Program is hereby replaced with “Phantom AFR Fund.”

3.

Section 4.1(c)(1) of the PepsiCo Executive Income Deferral Program, as amended and restated effective July 1, 1997 (referred to as the “Pre-409A Program”) is hereby amended by replacing the current text in its entirety with the following:

Interest Bearing Account: Participant Accounts invested in this phantom option accrue a return based upon an interest rate that is 120% of the applicable Federal long-term rate (pursuant to Code Section 1274(d) or any successor provision) applicable for annual compounding, as published by the U.S. Internal Revenue Service from time to time. Returns accrue during the period since the last Valuation Date based upon 120% of the applicable Federal long-term rate (applicable for annual compounding) in effect on the first business day after such Valuation Date and are compounded annually. An amount deferred or transferred into this option is credited with the applicable rate of return beginning with the date as of which the amount is treated as invested in this option by the Plan Administrator.